As Filed with the Securities and Exchange Commission on December 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of Registrant as Specified in its Charter)

Delaware	37-1516132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2780 Waterfront Pkwy E. Drive, Suite 200

Indianapolis, Indiana 46214

(Address of Principal Executive Offices, including Zip Code)

Calumet GP, LLC Amended and Restated Long-Term Incentive Plan

(As Amended and Restated Effective December 10, 2015)

(Full title of the plan)

R. Patrick Murray, II

2780 Waterfront Pkwy E. Drive, Suite 200

Indianapolis, Indiana 46214

(317) 328-5660

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Proposed Maximum Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Amount of Aggregate Offering Price (2)	Registration Fee (2)
Common Units representing limited partner interests	3,400,000	$22.54	$76,636,000	$7,718

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional common units which become issuable under the anti-dilution provision of the plan being registered pursuant to this registration statement by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding common units.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices reported on the Nasdaq Global Select Market on December 11, 2015 ($22.54 per unit).

EXPLANATORY NOTE

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 3,400,000 additional common units representing limited partner interests in Calumet Specialty Products Partners, L.P. (the “Registrant”) that may be issued under the Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, as amended from time to time (the “Plan”). The contents of the Registrant’s Registration Statements on Forms S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2006 (File No. 333-138767) and on February 28, 2013 (File No. 333-186961) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

•	The Registrant’s Current Reports on Form 8-K and/or Form 8-K/A filed with the Commission on March 13, 2015, March 26, 2015 (except for Item 7.01), March 27, 2015, March 30, 2015, April 2, 2015 and September 16, 2015 (except for Item 7.01) and December 11, 2015; and

•	The description of the Registrant’s common units contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 18, 2006 (File No. 000-51734) and any subsequent amendment thereto filed for the purpose of updating such description.

In addition, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished under Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K or included as an exhibit), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Specialty Products Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, in the State of Indiana, on December 11, 2015.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

by:	Calumet GP, LLC, its general partner

By:	/s/ William H. Hatch
Name:	William H. Hatch
Title:	Interim Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints R. Patrick Murray, II with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to the Registration Statement and any additional registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Commission, and any national exchange or self-regulatory agency, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, or any of them or their or his substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such director or officer might or could do and perform in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on December 11, 2015.

Signature	Title

/s/ William H. Hatch	Interim Chief Executive Officer of Calumet GP, LLC (Principal Executive Officer)
William H. Hatch

/s/ R. Patrick Murray, II	Executive Vice President, Chief Financial Officer and Secretary of Calumet GP, LLC (Principal Accounting and Financial Officer)
R. Patrick Murray, II

/s/ Fred M. Fehsenfeld, Jr.	Chairman of the Board of Calumet GP, LLC
Fred M. Fehsenfeld, Jr.

/s/ F. William Grube	Executive Vice Chairman of the Board of Calumet GP, LLC
F. William Grube

/s/ James S. Carter	Director of Calumet GP, LLC
James S. Carter

/s/ Robert E. Funk	Director of Calumet GP, LLC
Robert E. Funk

Signature	Title

/s/ George C. Morris III	Director of Calumet GP, LLC
George C. Morris III

/s/ Amy M. Schumacher	Director of Calumet GP, LLC
Amy M. Schumacher

/s/ Daniel J. Sajkowski	Director of Calumet GP, LLC
Daniel J. Sajkowski

INDEX TO EXHIBITS

No.	Description
4.1	Amended and Restated Long-Term Incentive Plan (as amended and restated effective December 10, 2015) (incorporated by reference to Exhibit 10.1 within the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2015 (File No. 000-51734)).

4.2	First Amended and Restated Limited Partnership Agreement of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 11, 2006 (File No. 000-51734)).

4.4	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 18, 2008 (File No. 000-51734)).

4.5	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 28, 2009 (File No. 000-51734)).

4.6	Form of Unit Option Grant (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on November 16, 2005 (File No. 333-128880)).

4.7	Indenture, dated June 29, 2012, by and among the Registrant, Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 5, 2012 (File No. 000-51734)).

4.8	Indenture, dated November 26, 2013, by and among the Registrant, Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2013 (File No. 000-51734)).

4.9	Indenture, dated March 31, 2014, by and among the Registrant, Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2014 (File No. 000-51734)).

4.10	Indenture, dated March 27, 2015, by and among the Registrant, Calumet Finance Corp., Calumet GP, LLC, certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 30, 2015 (File No. 000- 51734)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.